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                                                                  EXHIBIT 2.2

                                FIRST AMENDMENT TO
                             ASSET PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), made and entered into on this 29 day of April, 1999, by and among Maine Rubber Company, an Indiana corporation, Cascade Corporation, an Oregon corporation, Cascade (Canada) Ltd., an Ontario corporation, Cascade (Ontario) Inc., an Ontario corporation, and ITL Industrial Tires, Inc., a Delaware corporation,

                                 WITNESSETH THAT:

     WHEREAS, the parties hereto entered into an Asset Purchase Agreement (the "Agreement") dated as of April 6, 1999 pursuant to which Purchaser agreed to acquire substantially all of the assets of the Business (all initially capitalized terms used herein shall have the meanings ascribed to them in the Agreement); and

     WHEREAS, the parties to the Agreement desire to amend the Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Exhibit C to the Agreement be and hereby is amended in its entirety so that the form of Junior Subordinated Note to be delivered pursuant to
Section 2.7 (a) (ii) of the Agreement shall be as set forth in EXHIBIT A to this Amendment.

     2. Schedule 5.17 to the Agreement be and hereby is amended to include the following language in subpart A thereof:

    "Ministry of Environment   Certificate of Air Approval     8-3256-90-916
     Ministry of Environment   Certificate of Air Approval     8-3254-90-916"

     3. The Agreement be and hereby is amended to provide that in addition to Purchaser's obligation to assume the liabilities described in Section 2.5 of the Agreement, upon the Closing, Purchaser shall also assume the obligations of Sellers under the agreement relating to the employment of Henno Plaggenbord, a copy of which is attached hereto as EXHIBIT B, as if the same were specifically described as an assumed obligation in Section 2.5 of the Agreement.

     4. Notwithstanding the failure of the Sellers to fulfill certain of the conditions precedent to Closing set forth in Article 9 of the Agreement, as more fully described in EXHIBIT C hereto (the "Outstanding Conditions"), Purchaser and the Sellers (and each of them) hereby agree to consummate the Closing; PROVIDED, HOWEVER, THAT the Sellers shall fulfill each of the Outstanding Conditions as soon after Closing Date as is practicable; PROVIDED, FURTHER, THAT Purchaser's consummation of the Closing notwithstanding the Seller's failure to fulfill the Outstanding

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Conditions at or prior to Closing shall not be deemed a waiver of the
Outstanding Conditions; PROVIDED, FURTHER, THAT the Sellers (and each of them) shall fully and completely indemnify and hold Purchaser harmless from all costs and losses relating to such failure as if such failure were an Indemnifiable Loss (as defined in the Agreement), except that indemnification for Indemnifiable Losses arising out of the Outstanding Conditions shall not be subject to the Deductible Amount or to the limitations set forth in
Section 12.1 (f) of the Agreement and Purchaser shall not be required to first offset any such Indemnifiable Losses against any payments it is obligated to make under the Note; PROVIDED, FURTHER, THAT the foregoing indemnity provision shall not apply with respect to any matter which is subject to indemnification pursuant to Section 2.8(b) of the Agreement.

     5. All other terms, conditions and provisions of the Agreement not herein amended shall remain in full force and effect as provided in the Agreement.

     IN WITNESS WHEREOF, Parent, on its behalf and on behalf of each of the other Sellers pursuant to Section 3.4 of the Agreement, has caused this Amendment to be executed on the day and year first above written.

Maine Rubber Company                   Cascade Corporation, for itself and
                                       as attorney-in-fact for each of the
                                       other Sellers



By:                                    By:
    --------------------------------       --------------------------------
    Stuart A. Brown, President


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                                       Printed Name, Title




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